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                                 THIRD AMENDMENT

                                                                   EXHIBIT 10.21

     THIS AMENDMENT made this 16th day of December, 1997, (the "Amendment") by and between CONTINENTAL ROSECRANS AVIATION, L. P., a California limited partnership, hereinafter referred to as "Lessor", and PEERLESS SYSTEMS, INC., a Delaware corporation, hereinafter referred to as "Lessee".

                                  WITNESSETH:

     WHEREAS, Lessee entered into a certain Office Lease ("Lease"), dated February 6, 1992, with Lessor leasing certain premises together with appurtenances in Continental Park, commonly known as 2361-2381 Rosecrans Avenue, El Segundo, California; and

     WHEREAS, said Lease was amended in certain particulars by a Letter Amendment, dated March 31, 1992, and by a second agreement, dated July 29, 1992, and by a First Amendment to Office Lease dated December 1, 1995, and by a Second Amendment to Office Lease, dated April 8, 1997; and

     WHEREAS, Continental Rosecrans Aviation, L. P. is successor in interest to Continental Terrace Corporation, and Continental Terrace Corporation is successor in interest to Continental Development Corporation; and

     WHEREAS, Lessor and Lessee are desirous of amending said Lease by this Third Amendment to Office Lease in the manner set forth below.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, Lessor and Lessee hereby agree to amend said Lease as follows:

     1.    TERM

           The Term in Paragraph 1.5 of the Lease, as amended, shall be extended for three (3) years, terminating December 31, 2007.

     2.    BASE RENTAL

           The Base Rental set forth in Paragraph 1.6 of the Lease, as amended, shall be increased as follows:

           (a) For the entire Premises as of the date of this Amendment, the Base Rental shall be abated starting on January 1, 2005 through February 28, 2005. Beginning March 1, 2005, through June 30, 2006, the Base Rental shall be increased to $2.15 per rentable square foot. Beginning July 1, 2006 through December 31, 2007, the Base Rental shall be increased to $2.25 per rentable square foot.

     3.    TENANT IMPROVEMENT FEE

           Upon execution of this Amendment, Lessor agrees to reimburse Lessee for $2078.16 of the Architectural Fees for the Tenant Improvement Construction, and Lessee agrees to pay $7500 of Lessor's Project Management Fees.

     4.    EFFECTIVE DATE

           This Amendment shall take effect as of December 16, 1997.

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     5.  BROKERAGE

         Lessee represents that Lessee has dealt with no broker in connection with this modification of the Lease, except for Lee & Associates, and that insofar as Lessee knows, no other broker negotiated this modification of Lease or is entitled to any commission in connection therewith.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Third Amendment to Office Lease to be executed on the day and year first above written.



LESSOR                                              LESSEE

CONTINENTAL ROSECRANS                               PEERLESS SYSTEMS, INC.
AVIATION, L.P.                                      a Delaware corporation
a California limited partnership


BY:  CONTINENTAL DEVELOPMENT
     CORPORATION, general partner



/s/ Richard C. Lundquist                            /s/ Hoshi Printer
------------------------------------                -----------------------
Richard C. Lundquist, President                     Hoshi Printer,
                                                    Chief Financial Officer,
                                                    Vice President/Finance &
                                                    Administration



/s/ Leonard E. Blakesley, Jr.
-------------------------------------
Leonard E. Blakesley, Jr., Secretary

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